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                                                                  EXHIBIT 99.2


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]



                                 March 10, 2000



VIA FACSIMILE
-------------

Board of Directors
Silknet Software, Inc.
50 Philippe Cote Street
Manchester, NH  03101


                      Consent to Include Fairness Opinion
                   in the Joint Proxy/Registration Statement
                   -----------------------------------------

Dear Sirs:

We hereby consent to the inclusion of and reference to our opinion, dated February 6, 2000, in the prospectus included in this Registration Statement on Form S-4 (the "Registration Statement") of Kana Communications, Inc., a Delaware corporation (the "Company") covering common stock to be issued in connection with the merger of Pistol Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Silknet Software, Inc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION



By:    /s/ Joseph T. Josephson
     --------------------------------
       Name: Joseph T. Josephson
       Title:  Managing Director